UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2013

TriLinc Global Impact Fund, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-185676	36-4732802
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1230 Rosecrans Avenue, Suite 605

Manhattan Beach, CA 90266

(Address of principal executive offices)

(310) 997-0580

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 30, 2013, Mark Torline, the Chief Operating Officer of TriLinc Global Impact Fund, LLC (the “Company”) resigned from his position as the Chief Operating Officer of the Company. The Company appointed Brent L. VanNorman as the Chief Operating Officer on October 30, 2013. Mr. Torline’s role as President of the Company is continuing but his duties are being restructured so that his responsibilities will consist of being on the investment committee and serving as a senior advisor to the Company. He will also continue as a manager of the Company. Mr. Torline also resigned as the Chief Operating Officer of TriLinc Advisors, LLC, our advisor (the “Advisor”), but is continuing in his positions as the President and a manager of the Advisor.

On October 4, 2013, Mr. VanNorman began serving as the Company’s Interim Chief Financial Officer and as its Secretary, and he will continue serving in these roles. Mr. VanNorman was also appointed to be the Chief Operating Officer, Chief Financial Officer and Chief Compliance Officer of the Advisor.

Prior to joining the Company, Mr. VanNorman, age 53, served as a key member of the Intellectual Property and Litigation Team for the international law firm of Hunton & Williams LLP, beginning his practice there in 2000, and terminating when he joined the Company. Prior to practicing law, Mr. VanNorman served as a Chief Information Officer for The Title Office, where he managed the accounting, data processing and marketing departments, along with 15 of the company’s 42 offices.

Prior to his tenure at The Title Office, Mr. VanNorman was a Senior Manager with the international CPA firm of Crowe Horwath (formerly Crowe Chizek), where he oversaw large consulting projects in the firm’s Systems Consulting Group. In addition to appearing in many federal courts throughout the country and at all levels in the Virginia state court system, Mr. VanNorman is a patent attorney. He is also a Certified Public Accountant, Certified Computer Programmer and is certified in Production and Inventory Management. Mr. VanNorman graduated magna cum laude from Anderson University in Anderson, Indiana, with majors in Accounting and Computer Science. He was recognized as the Outstanding Accounting graduate. Mr. VanNorman graduated summa cum laude, from Regent University School of Law and was recognized as the Outstanding Law School Graduate in addition to being Editor-in-Chief of the school’s law review. He has served as an adjunct law professor at his alma mater. Mr. VanNorman is Gloria S. Nelund’s brother-in-law. Mr. VanNorman brings a breadth of experience in business, accounting, data processing, and the law to the TriLinc’s management team. Mr. VanNorman has served on the Board of Directors of IMPACT International, a not for profit, since 2004. Mr. VanNorman recently purchased $10,000 of the Company’s Class A units.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRILINC GLOBAL IMPACT FUND, LLC

November 5, 2013	By:	/s/ Gloria Nelund
Name: Gloria Nelund
Title: Chief Executive Officer